Exhibit 99.1

CONTACT: PressInquiries ScottLarson PublicRelations SycamoreNetworks, Inc. 978-250-3433 scott.larson@sycamorenet.com	Investor Inquiries Terry Adams Investor Relations Sycamore Networks, Inc. 978-250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2006

FINANCIAL RESULTS

CHELMSFORD, Mass., February 21, 2006 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its second quarter results for the period ended January 28, 2006.

Revenue for the second quarter of fiscal 2006 was $20.8 million, compared with $14.9 million for the second quarter of fiscal 2005.

Net income for the second quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $5.0 million, or $0.02 per fully diluted share, compared with a net loss of $5.4 million, or $(0.02) per fully diluted share for the second quarter of fiscal 2005. Non-GAAP net income for the second quarter of fiscal 2006, which excludes stock-based compensation expense and a litigation settlement, was $7.1 million, or $0.03 per fully diluted share, compared with a non-GAAP net loss of $5.0 million, or $(0.02) per fully diluted share for the second quarter of fiscal 2005. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

Revenue for the first six months of fiscal 2006 was $48.1 million, compared with $29.1 million for the first six months of fiscal 2005.

Net income for the first six months of fiscal 2006, on a GAAP basis, was $11.9 million or $0.04 per fully diluted share, compared with a net loss of $13.2 million, or $(0.05) per fully diluted share for the first six months of fiscal 2005. Non-GAAP net income for the first six months of fiscal 2006, which excludes stock-based compensation expense and a litigation settlement, was $15.4 million, or $0.05 per fully diluted share, compared with a non-GAAP net loss of $12.2 million, or $(0.04) per fully diluted share for the first six months of fiscal 2005. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“Q2 was another solid quarter for Sycamore. We continue to maintain strong margins, carefully manage our expenses, improve our operating performance and generate cash from operations,” said Daniel E. Smith, president and chief executive officer. “As IP-based voice, video and data applications drive increased demand for reliable and agile bandwidth in backbone networks, our data-optimized optical switching solutions continue to deliver unique value to our customers.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent optical switching products for telecommunications service providers worldwide. The Company’s products form the reliable foundation for some of the world’s most respected and innovative communications networks. Sycamore’s fully integrated edge-to-core optical switching solutions enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video and data services. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, additional actions and findings that may result from the restatement of previously issued financial statements, the Company’s reliance on a limited number of customers, the significant cost structure required to support the Company’s strategy, variation of the Company’s quarterly results and competition in the telecommunications industry. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s most recently filed Form 10-K, Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

Assets	January 28, 2006	July 31, 2005
Current assets
Cash and cash equivalents	$691,236	$508,281
Short-term investments	232,666	446,258
Accounts receivable, net	10,490	8,384
Inventories	4,100	5,445
Prepaids and other current assets	4,329	3,812

Total current assets	942,821	972,180

Property and equipment, net	9,103	8,437
Long-term investments	41,877	496
Other assets	885	950

Total Assets	$994,686	$982,063

Liabilities and Stockholders’ Equity

Current liabilities
Deferred revenue	$3,816	$8,700
Other current liabilities	18,497	23,779
Restructuring liabilities	6,925	8,455

Total current liabilities	29,238	40,934

Long term deferred revenue	2,350	1,584

Total liabilities	31,588	42,518

Common stock	278	276
Additional paid-in capital	1,790,352	1,780,243
Accumulated deficit	(826,673)	(838,533)
Other equity	(859)	(2,441)

Total stockholders’ equity	963,098	939,545

Total Liabilities and Stockholders’ Equity	$994,686	$982,063

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 28,	January 29,	January 28,	January 29,
	2006	2005	2006	2005
Revenue	$20,835	$14,892	$48,133	$29,107

Cost of revenue	10,397	8,402	23,338	16,942
Stock-based compensation	332	78	655	202

Gross profit	10,106	6,412	24,140	11,963

Operating expenses:
Research and development	7,377	11,217	15,090	22,889
Sales and marketing	2,401	3,011	5,038	6,155
General and administrative	2,122	1,932	5,020	4,180
Stock-based compensation:
Research and development	511	229	1,136	516
Sales and marketing	251	32	493	81
General and administrative	303	45	579	257
Litigation settlement	750	—	750	—

Total operating expenses	13,715	16,466	28,106	34,078

Loss from operations	(3,609)	(10,054)	(3,966)	(22,115)

Interest and other income, net	8,726	4,672	16,156	8,870

Income (loss) before income taxes	5,117	(5,382)	12,190	(13,245)
Income tax expense	111	—	330	—

Net income (loss)	$5,006	$(5,382)	$11,860	$(13,245)

Net income (loss) per share:
Basic	$0.02	$(0.02)	$0.04	$(0.05)
Diluted	$0.02	$(0.02)	$0.04	$(0.05)

Weighted average shares outstanding:
Basic	277,435	274,963	276,854	274,497
Diluted	281,036	274,963	280,084	274,497

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended January 28, 2006
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$20,835	$—	$20,835

Cost of revenue	10,397	—	10,397
Stock-based compensation	332	(332)	—

Gross profit	10,106	332	10,438

Operating expenses:
Research and development	7,377	—	7,377
Sales and marketing	2,401	—	2,401
General and administrative	2,122	—	2,122
Stock-based compensation:
Research and development	511	(511)	—
Sales and marketing	251	(251)	—
General and administrative	303	(303)	—
Litigation settlement	750	(750)	—

Total operating expenses	13,715	(1,815)	11,900

Loss from operations	(3,609)	2,147	(1,462)

Interest and other income, net	8,726	—	8,726

Income before income taxes	5,117	2,147	7,264
Income tax expense	111	47	158

Net income	$5,006	$2,100	$7,106

Net income per share:
Basic	$0.02		$0.03
Diluted	$0.02		$0.03

Weighted average shares outstanding:
Basic	277,435		277,435
Diluted	281,036		281,036

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense and a litigation settlement.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended January 29, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$14,892	$—	$14,892

Cost of revenue	8,402	—	8,402
Stock-based compensation	78	(78)	—

Gross profit	6,412	78	6,490

Operating expenses:
Research and development	11,217	—	11,217
Sales and marketing	3,011	—	3,011
General and administrative	1,932	—	1,932
Stock-based compensation:
Research and development	229	(229)	—
Sales and marketing	32	(32)	—
General and administrative	45	(45)	—

Total operating expenses	16,466	(306)	16,160

Loss from operations	(10,054)	384	(9,670)

Interest and other income, net	4,672	—	4,672

Net loss	$(5,382)	$384	$(4,998)

Net loss per share:
Basic	$(0.02)		$(0.02)
Diluted	$(0.02)		$(0.02)

Weighted average shares outstanding:
Basic	274,963		274,963
Diluted	274,963		274,963

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Six Months Ended January 28, 2006
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$48,133	$—	$48,133

Cost of revenue	23,338	—	23,338
Stock-based compensation	655	(655)	—

Gross profit	24,140	655	24,795

Operating expenses:
Research and development	15,090	—	15,090
Sales and marketing	5,038	—	5,038
General and administrative	5,020	—	5,020
Stock-based compensation:
Research and development	1,136	(1,136)	—
Sales and marketing	493	(493)	—
General and administrative	579	(579)	—
Litigation settlement	750	(750)	—

Total operating expenses	28,106	(2,958)	25,148

Loss from operations	(3,966)	3,613	(353)

Interest and other income, net	16,156	—	16,156

Income before income taxes	12,190	3,613	15,803
Income tax expense	330	98	428

Net income	$11,860	$3,515	$15,375

Net income per share:
Basic	$0.04		$0.06
Diluted	$0.04		$0.05

Weighted average shares outstanding:
Basic	276,854		276,854
Diluted	280,084		280,084

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense and a litigation settlement.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Six Months Ended January 29, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$29,107	$—	$29,107

Cost of revenue	16,942	—	16,942
Stock-based compensation	202	(202)	—

Gross profit	11,963	202	12,165

Operating expenses:
Research and development	22,889	—	22,889
Sales and marketing	6,155	—	6,155
General and administrative	4,180	—	4,180
Stock-based compensation:
Research and development	516	(516)	—
Sales and marketing	81	(81)	—
General and administrative	257	(257)	—

Total operating expenses	34,078	(854)	33,224

Loss from operations	(22,115)	1,056	(21,059)

Interest and other income, net	8,870	—	8,870

Net loss	$(13,245)	$1,056	$(12,189)

Net loss per share:
Basic	$(0.05)		$(0.04)
Diluted	$(0.05)		$(0.04)

Weighted average shares outstanding:
Basic	274,497		274,497
Diluted	274,497		274,497

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense.